EXHIBIT 10.24

                                 SUPPLY CONTRACT
                                     305/200

SUPPLY CONTRACT - OPTICAL FIBERS
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One party

Xtal Fibras Oticas S.A is a stock company located in the city of Uberlandia, Minas Gerais State, at the address Av. Comendador Alexandrino Garcia, number 2689, conjunto 08, Distrito Industrial, and its by-laws registered and filed in Junta Comercial do Estado de Minas Gerais (Minas Gerais State Board of Trade) under number NIRE 31300010236, in a session on August 18th, 1993 and properly registered on the National Legal Entity Organization in the Revenue Secretary CNPJ-MF under number 71.340.707/0002-76 (hereinafter referred to as Xtal, and the other party, Quintas & Quintas Condutores Eletricos do Brasil Ltda., located in the city of Belo Horizonte, Minas Gerais State, at the address Rua Parnaiba, number 1000, 12(0) andar (12th floor) - Funcionarios ( Employees), registered in CNPJ-MJ under number 03.934.024/001-06 (hereinafter referred to as "Quintas & Quintas"), agree with the present supply contract, which will be ruled according to the following clauses and conditions expressed below as well as its valid legislation (hereinafter referred to as the "Contract").

1.     SUPPLY

1.1    Product: Singlemode Acrylate Optical Fiber (hereinafter referred
       "Product").

1.2 Amount: 470,000 km (four hundred and seventy thousand kilometers) of the Product.

1.3    Term of the Supply Contract: from January 2001 to December 2003.

1.3.1  Quarterly Scheduled Delivery Program of the Product until 2003:

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         Period              Year 2001          Year 2002          Year 2003
         -----------------------------------------------------------------------
         1st Quarter         15,000 km          45,000 km          45,000 km
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         2nd Quarter         15,000 km          45,000 km          45,000 km
         -----------------------------------------------------------------------
         3rd Quarter         36,000 km          45,000 km          45,000 km
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         4th Quarter         44,000 km          45,000 km          45,000 km
         -----------------------------------------------------------------------

1.3.2 According to the possibility, Xtal shall supply an additional amount of up to 30.000 km (thirty thousand kilometers) of the Product during the first semester of the year 2001, and Quintas & Quintas undertakes to acquire this additional amount of the Product that Xtal may offer under the same commercial conditions established in this Contract.

1.4    Product Specification

1.4.1  Attenuation: 100% @ 1310 nm < 0,35 dB/km.; @ 1550nm < 0,21 dB/km

1.4.2 Length: 40% maximum of 8.400m, with multiples of 2.100m, up to 25.200m and, 60% minimum of 25.200m, with multiples of 2.100m, up to 50.400m.

1.4.3 Technical Specifications: According to Quintas & Quintas specifications "Single mode optical fiber characteristics (ITU - T G 652)"annex 1 and other specifications according to Xtal pattern "DMKV007-0", annex 2.

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1.4.4  Aiming to assure the purchase of the contracted amounts, and considering the technological evolution of the Product, it is entitled to Quintas & Quintas and Xtal the possibility of specification change. Any change in the Product only will be done with the formal agreement between Quintas & Quintas and Xtal.

1.5 Package: the spools and the protecting covers will be returned to Xtal in conditions of re-utilization in accordance to the respective loan invoice. If the packages are damaged, Quintas & Quintas shall indemnify Xtal according to the correspondent value specified in the loan invoice.

1.5.1 Xtal will be responsible for removing the package from the place where the product is delivered, and will be responsible for all costs with respect to such removal.

1.5.2 Xtal cannot remove the package before they are used by Quintas & Quintas, and Quintas & Quintas shall return the packages as soon as they stop using them.

1.5.3 No value will be owed by Quintas & Quintas for the use of the package, if the packages return to Xtal in re-utilization conditions, as described in item 1.5.

1.6 Delivery Place: at Quintas & Quintas Factory (at the address below) and Xtal shall be responsible for the freight
       Quintas and Quintas Condutores Eletricos do Brasil Ltda.
       Rua Paraiba, 1000 - 12(0)Andar - Funcionarios
       Belo Horizonte - MG
       CGC 03.934.024/001-06


2.     PAYMENT CONDITIONS

2.1    Prices (freight and insurance included - paid by Xtal)

2.1.1 The net price of the Product to the amounts scheduled in the item 1.3.1 shall be the ones mentioned below (hereinafter referred the Net Price), and it is here established that the Net Price shall be reviewed according to the item 2.1.2

Year 2001

       o First Semester: US$ 47.00 / km (Forty seven dollars per kilometer).

       o Second Semester: US$ 47.00 / km (Forty seven dollars per kilometer), admitting a maximum readjustment of up to 5% (five per cent) lower or higher in the price, if the Market Price is superior or inferior to the price above mentioned.

Year 2002

       o First Semester: 25% of the amount at US$ 40.00 / km (Forty dollars per kilometer) and 75% of the amount at the Market Price.

       o Second Semester: 25% of the amount at US$ 40.00 / km (Forty dollars per kilometer) and 75% of the amount at the Market Price.

Year 2003

       o First Semester: 50% of the amount at US$ 45.00 / km (Forty five dollars per kilometer) and 50% of the amount at the Market Price.

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       o      Second Semester: 50% of the amount at US$ 42.00 / km (Forty two dollars per kilometer) and 50% of the amount at the Market Price.

2.1.2 Net Price in Reais (R$): it is the value of the Net Price converted to reais (R$), (hereinafter referred to as "the Net Price in Reais"), using the commercial dollar rate of sale (PTAX), given by the information system of the Central Bank, transaction PTAX800, option 5 ("accounting quotations") for the immediately previous day to the invoicing of the product.

2.1.3 Invoicing: it will be done based on the net price of the Product in Reais with accrued taxes, according to item 3. below.

2.1.4 a) The following months are established for meetings between Xtal and Quintas & Quintas, aiming to determine the price readjustment values, to the percentile of the contracted amounts at the Market Price, as described in the item 2.1.1:

       o      Year 2001: May and November

       o      Year 2002: May and November

       o      Year 2003: May and November

2.1.4 b) The readjustment of the prices will be done based on the price of the Product in the North-American market.

2.1.4 c) The price reference to be used in the first price readjustment meeting shall be US$ 47,00/km (forty-seven dollars per kilometer). This value is equivalent to the price of US$ 36.19 / km (thirty six dollars and nineteen cents per kilometer) for the same type of Product in the North-American Market in November 2000. In the subsequent meetings, the price references to the readjustment calculation will be the last readjusted price and the value of the Product in the North-American Market, on the date of the meeting.

2.1.5 If there is a reduction of the Import Tax aliquot (hereinafter referred as "II") of the Product, Xtal undertakes to reduce the Net Price, in the maximum period of 30 (thirty) days, at the same proportion of the aliquot reduction of the Product "II".

2.1.6 If the Product "II" aliquot increases, Quintas & Quintas undertakes to accept the increase in the Net Price, in the maximum period of 30 (thirty) days, at the same proportion of the aliquot reduction of the Product "II".

2.2    Payment

2.2.1  Payment Term:

2.2.1 a) From January to July 2001, the payment will be a vista, no longer than 3 (three) days after the Invoice issue, with a discount of the Financial Tax correspondent to the projection of the CDI (certificate of inter bank deposit) of 30 days, published in the newspaper Gazeta Mercantil of the last day of the previous month of the Product invoice.

2.2.1 b) From August 2001 to December 2003, the period of the payment shall be 30 (thirty) days from the delivery date, without the increase of any Financial Tax.

2.2.2  Payment Readjustment based on the Exchange Variation:

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2.2.2  a) Exchange Variation is defined by the corresponding value, in Real
       (R$), of the difference between what would be the net price of the Product in Real (R$) on the date of the payment and its net price on the invoicing date.

2.2.2 b) Exchange Variation of up to 5% (five percent) shall not give rise to any readjustment of the payment value.

2.2.2 c) Quintas & Quintas has to compensate Xtal by 50% (fifty percent) of the positive exchange variation in the part that such variation exceeds the rate of 5% (five percent) mentioned above.

2.2.2 d) In the negative exchange variation, according to the definition above, Quintas & Quintas will be compensated by Xtal, in 50% (fifty percent) of the part if such variation exceeds 5% (five percent).

2.2.3 On the payment date, Quintas & Quintas should pay the product invoiced independently of the Exchange Variation verified in respect to such payment.

2.2.4 At the end of every month the Exchange Variations will be calculated of the payments made by Quintas & Quintas during the referred period. The Exchange Variation calculated above in the form of item 2.2.2 in the reference month will be computed in the first Revenue of the following month.

2.2.5 If the there is a Exchange Variation superior to 5% (five per cent) in the previous revenue, the compensation will be made through financial payment, in a way that the part in debt should compensate the other part according to the item 2.2.2 c) and 2.2.2 d).

3.     TAXES ON THE NET PRICE IN REAL (R$)

3.1 ICMS tax (sales tax) will be included according to the State where the product is sold.

3.2    15% of IPI (excise tax) tax to be mentioned separately in the Invoice.


4.     BANK GUARANTEE AND FINE

4.1 Bank Guarantee: on the day of the first revenue Quintas & Quintas shall present a bank guarantee in the equivalent value of the revenue of 45 (forty-five) days, that will be revalidated each 30 (thirty) days.

4.2 Fine: 2% (two percent) of fine will be charged over the amount of the payment in case of the delay, in the event Xtal has not caused it and it is established that Quintas & Quintas will be entitled to pay the financial charges that may be duly.

5.     COMMITMENT OF PURCHASE AND SALE

5.1    Xtal agrees to meet the Quarterly Delivery Program described in item
       1.3.1 of the contract, dividing it per weeks. It should also make the delivery within 3 (three) business days of the Invoicing date, subject to the suspension of the respective payment, excluding the event of force majeur or fortuitous events.

5.2 If there is any eventual shortage of raw material or no availability of equipment that implies in the interruption of Xtal production during the year of 2001, there will not be any fines due to delays in the delivery

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       of the product, not releasing Xtal from the obligation of delivering the delayed quantity in no longer than 60 (sixty) days starting from the regularization of the raw material supply or availability of equipment.

5.2.1 In the event of force majeur, if the supply of the Product is not enough to meet all the commitments of Product delivery to the customer, Xtal undertakes to divide equally the supply of the available Product among the customers that it has the commitment of Obligatory Purchase ("Take or Pay").

5.2.2 In the years of 2002 and 2003, excluding the event of fortuitous events, force majeur and shortage of raw material, Xtal and excluding what is established in item 5.5, if Xtal does not meet the delivery commitment, established in item 1.3.1, Quintas & Quintas shall be financially indemnified in 100% of the referred value to the quantities delayed, not releasing Xtal from the obligation of future delivery of the delayed fiber.

5.2.3 The maximum period of 10 (ten) days will be considered tolerable before Xtal is considered to have delayed the delivery.

5.3 In the event of substantial alteration of the economical-financial equilibrium of this Contract, the values will be renegotiated and readjusted annually.

5.4 In the event of obligatory purchase ("Take or Pay"): Quintas & Quintas undertakes obligatorily to buy the quantities described in item 1.3.1, guaranteeing the total payment of the quantities to be shipped, as described in the item 2. If Quintas & Quintas, after the beginning of the delivery of the Product by Xtal, give up, without any justification, partially or totally, the acquisition of the contracted fiber quantities, excluding the event of fortuitous events and force majeur, Xtal shall be financially reimbursed of the amount equivalent to the quantities to be delivered.

5.5 Notwithstanding the obligation of the fulfillment of the delivery of the contracted quantities in each semester, the monthly supplies may have a maximum variation of 20% and Xtal will not suffer any of the penalties.

6.     PRODUCT GARANTEE

       Xtal will substitute without any burden to Quintas & Quintas, any quantity of Product, in no-conformity situation with the specifications determined in the item 1.4 of this contract, provided the cabling operations have been made using the adequate technical standard and that the generating fact of this situation is communicated formally to Xtal within a period of 10 (ten) days, starting from the date of its occurrence. The period of this warranty is of 06 (six) months counting as of the date of the shipment of the Product.

7.     END OF THE CONTRACT

       This Contract shall enter in effect immediately upon signature by the two parties and shall remain in effect until December 31st, 2003. The contract cannot be transferred totally or partially, without previous accordance of both parts. If Quintas & Quintas does not present bank guarantee, according to item 4.1, up to January 15th, this Contract shall be cancelled.

8.     IMPORTANT MODIFICATIONS

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       If it is necessary, Quintas & Quintas shall inform in its purchase order, any corporate changes or changes in its by-laws that may imply in any alteration to any of the obligations or condition established in this contract.

9.     RESOLUTION OF LITIGATIONS

       The courts of the city of Sao Paulo shall rule any controversy due to this contract, and the parties waive to any other court, even if it is more beneficial.

10.    SIGNATURES

XTAL FIBRAS OPTICAS S/A

Campinas, SP, December _____, 2000.

Signed:

Rafael B. Gandara - Financial Director

Celso Arantes Simoes - Marketing & Sales Director

Antonio Carlos de Campos - Managing Director

QUINTAS & QUINTAS CONDUTORES ELETRICOS DO BRASIL LTDA.

Signed:

Manuel Pedro Quintas - Financial Adm. Director

Pedro Lima - Financial Director

11. WITNESS:


------------------------------------------------------
Name
Occupation
Quintas & Quintas Condutores Eletricos do Brasil Ltda.
Document:

Signed:
Nivaldo Seixas - Sales Manager -Xtal Optical Fibers S/A RG 20.449.226-91 SSP-SP